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                                                                  Exhibit 99.10


FOR IMMEDIATE RELEASE

               STATEMENT FROM MACKENZIE INVESTMENT MANAGEMENT INC.

BOCA RATON, FL - JANUARY 26, 2001 - Mackenzie Investment Management Inc. (TSE:
MCI), (MIMI), announced today that its parent company, Mackenzie Financial Corporation (TSE: MKF; NASDAQ: MKFCF), (Mackenzie Financial) is in the advanced stages of finalizing a transaction. A further announcement will be made as circumstances warrant.

Ivy Funds, a well-regarded mutual fund complex headquartered in Boca Raton, Florida, are advised by Ivy Management, Inc., a subsidiary of MIMI, which is a majority-owned subsidiary of Mackenzie Financial. Ivy Funds, sold in the US for more than four decades, offer shareholders a worldwide perspective through its 16 U.S.-sold mutual funds that provide portfolio diversification - from core growth, value and blend to more specialized funds that offer the performance potential of the fastest growing sectors and regions of the world. Ivy's portfolio management teams work together to identify the best investment opportunities worldwide. Ivy Funds are distributed by Ivy Mackenzie Distributors, Inc. and are available through financial advisors and the major fund supermarkets.



FOR FURTHER INFORMATION:

Stephen Barrett
Mackenzie Investment Management Inc.
(800) 456-5111

Ann Becker
Thompson Becker International
(508) 695-9811